                                                                    EXHIBIT 99.1


                                  NEWS RELEASE

                  RANGE REPORTS HIGHER PRODUCTION AND CASH FLOW


FORT WORTH, TEXAS, AUGUST 5, 2003...RANGE RESOURCES CORPORATION (NYSE: RRC) today reported second quarter results. Revenues in the quarter totaled $54.7 million, a 9% increase from the prior-year period. Cash flow from operations before changes in working capital rose 15% to $34.4 million, which is the second highest level in the Company's history. Pretax income totaled $7.1 million, a 27% increase. Results benefited from a 5% increase in production and an 8% increase in realized prices. Net income for the quarter totaled $4.6 million or $0.08 per share, 37% lower than the prior year due to a deferred tax provision. The Company finished utilizing certain tax benefits in 2002 and is now providing deferred taxes at a 35% rate due to increased profitability. Excluding certain non-cash accounting items (see table below), earnings would have been $6.4 million, or $0.12 per share ($0.11 fully diluted).

Production in the quarter rose 5% to an average of 158 Mmcfe per day, comprised of 117 Mmcf and 6,930 barrels of oil and liquids. Production increased 4.3 Mmcfe per day or 3% from first quarter 2003 levels. The production growth was achieved through the exploitation of the Company's development drilling inventory and several meaningful exploratory successes. Wellhead prices, after hedging, averaged $3.84 per mcfe, an 8% increase. Gas prices increased 8% to $3.88 per mcf, as oil prices increased 4% to $23.14 per barrel. Hedging decreased realized gas prices by $1.27 per mcf and oil prices by $3.57 per barrel.

Despite a 9% increase in revenues, expenses rose only 7% in the quarter. Direct operating costs increased $2.7 million due to higher production taxes, field expenses and workover costs. Field expenses and workover costs per mcfe were $0.66 for the quarter compared to $0.56 for the prior period and $0.68 for first quarter 2003. Exploration expense increased $515,000 principally due to higher dry hole cost. General and administrative expenses rose $206,000 as a result of higher personnel costs and professional fees. Interest expense fell $1.1 million due to lower debt balances and rates. Depletion, depreciation and amortization expense increased $808,000 due to higher volumes. Accretion expense related to the new accounting rule covering asset retirement obligations totaled $1.2 million for the quarter. IPF expenses decreased $1.6 million due to lower valuation allowance, interest and administrative expenses. The income tax provision increased $4.3 million between periods. During the quarter, $2.5 million of deferred tax expense was recorded. In the previous year period, a deferred tax benefit of $1.8 million was recognized. For the remainder of the year, the deferred tax provision is expected to approximate 35% of pretax income.

During the quarter, debt decreased $16.7 million. Subsequent to quarter-end, the Company issued $100 million of 7-3/8% senior subordinated notes due 2013. Proceeds from the offering will be used to redeem all outstanding 8-3/4% senior subordinated notes on August 20. The remaining $25 million of proceeds will reduce bank debt. The issue reduces ongoing interest expense and extends the maturity of the Company's debt. Most importantly, the financing eliminates certain onerous covenants in the 8-3/4% notes that, among other things, prevented the Company from repurchasing more of its convertible securities. Stockholders' equity declined $8.9 million during the quarter, as $4.6 million of net income was offset by a $15.2 million increase in Other comprehensive loss. The Other comprehensive loss reflected the impact of higher oil and gas futures prices on outstanding hedges at quarter-end.

In the second quarter, $29 million of the Company's $105 million 2003 capital budget was expended. These expenditures funded the drilling of 103 (59.4 net) wells. Only 3 (2.0 net) of the wells proved unproductive. In the first half of 2003, 156 (91.5 net) wells were successfully drilled. By June 30, 116 (71.8 net) of the wells had been placed on production. The remaining 40 (19.7 net) wells were in various stages of completion or waiting on pipeline connection. Drilling activity in the third quarter will remain high as the Company has 12 rigs currently running. During the quarter, $1.3 million was spent on acquisitions, bringing the total for the year to $6.3 million.

Production increased 5% in the quarter, primarily due to the success of the Company's drilling program. In the Gulf Coast, Ship Shoal 28 #40, an offshore discovery, came on line in April and is currently producing 16.0 (3.1 net) Mmcfe per day. An onshore discovery in South Louisiana, the Faulk #1, was placed on stream in late May, and is currently producing 14.5 (4.6 net) Mmcfe per day. A workover at West Cameron 45 #20 repaired a down hole mechanical problem, returning the well to production in June. The well is currently producing 20.7 (4.1 net) Mmcfe per day. In the Texas Panhandle, five wells were drilled during the quarter targeting the Morrow Sands. One well was brought on line in June at a rate of 1.8 (1.0 net) Mmcfe per day. Another well, the Ben Hill #15, was completed in July for 1.5 (1.3 net) Mmcfe per day. Two wells are currently being completed with first sales expected in late August, while the last well was dry. Fourteen additional wells are planned in the Texas Panhandle during the second half of the year. In West Texas, a 16-well in-fill program utilizing two drillings rigs was completed in May at the Fuhrman-Mascho field where an enhanced waterflood program is underway. At quarter-end production at Fuhrman was 1,805 (1,356 net) barrels of oil equivalent per day, a 51% increase over the January rate. Another 12-well drilling program at Fuhrman consisting of eight producers and four injectors began in July. A six-well drilling program in the Sterling field was completed in June adding 3.6 (2.9 net) Mmcfe per day. During the second half of 2003, a five-well program is slated at Sterling. In Appalachia, our drilling program is progressing as planned. First half drilling included 102 (45.3 net) wells, with an additional 131 (59.1 net) wells scheduled for the second half of the year.

Commenting, John H. Pinkerton, the Company's President, noted, "We were pleased with the second quarter performance. Through the first half of the year, our drilling program exceeded expectations causing second quarter production to grow faster than initially planned. As a result, we anticipate production to grow at an increasing rate in the third and fourth quarters. We also continued to add technical staff and expand our inventory of drilling prospects. Simultaneously, we are steadily reducing debt and increasing financial flexibility. Looking ahead, we remain focused on growing production and reserves through internally generated drilling projects as well as complementary acquisitions."

The Company will host a conference call on Wednesday, August 6 at 2:00 p.m. ET to review its results. To participate, please dial 877-207-5526 about 5-10 minutes prior to the start of the call and ask for the Range Resources Second Quarter Conference Call. A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. The webcast will be archived for replay on the Company's website for 60 days. A replay of the call will be available through August 13 at 800-642-1687. The conference ID is 1792868.

Non-GAAP Financial Measures:

Second quarter 2003 earnings include derivative ineffective hedging loss of $2.1 million, non-cash deferred compensation expense of $912,000, amortization of interest rate swap gains of $154,000 and a $10,000 loss on retirement of debt. Adjusting for the after tax effect of these items, the Company's earnings would have been $6.4 million in the second quarter 2003 or $0.12 per share ($0.11 per diluted share). If similar items were excluded, second quarter 2002 earnings would have been $7.3 million or $0.14 per share ($0.13 per diluted share). (See reconciliation of earnings in the table below.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. In addition, with the adoption effective January 1, 2003 of the new accounting rule regarding asset retirement obligations, the Company provided $1.2 million of accretion expense in the second quarter or $756,600 after tax ($0.01 per share) which was not similarly provided in the prior period.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company's ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to Cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.

RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Permian, Midcontinent, Appalachian and Gulf Coast regions of the United States.

--------------------------------------------------------------------------------

                                                                         2003-19
Contact:    Rodney Waller, Senior Vice President
            Karen Giles
            (817) 870-2601
            www.rangeresources.com

Except for historical information, statements made in this release, including those relating to future earnings, capital expenditures, production, expenses, and reserve replacement targets are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by reference.

                           RANGE RESOURCES CORPORATION


STATEMENTS OF INCOME
(In thousands, except per share data)
       (Unaudited)


                                                    Three Months Ended June 30,             Six Months Ended June 30,
                                                  ------------------------------         ------------------------------
                                                     2003                2002               2003                2002
                                                  -----------        -----------         -----------       ------------
Revenues
  Oil and gas sales .........................     $    55,273        $    48,626         $   109,603       $     92,909
  Transportation and processing .............             940                924               1,967              1,698
  IPF .......................................             428                992                 967              2,163
  Gain on retirement of securities ..........             (10)               845                 140              2,030
  Ineffective hedging loss (a) ..............          (2,075)              (463)             (1,271)            (2,162)
  Interest and other (a) ....................             162               (772)                286             (1,082)
                                                  -----------        -----------         -----------       ------------
                                                       54,718             50,152   +9%       111,692             95,556  +17%
                                                  -----------        -----------         -----------       ------------
Expenses
  Direct operating ..........................          12,644              9,938              25,672             19,142
  IPF expenses ..............................             568              2,178               1,186              3,950
  Exploration ...............................           2,687              2,172               5,140              7,443
  General and administrative ................           4,401              4,195               8,863              7,883
  Non-cash deferred compensation adjustment
    (b) .....................................             912                538               1,296              1,320
  Interest ..................................           5,175              6,274              10,719             11,631
  Debt conversion expense ...................              --                 --                 465                 --
  Accretion expense (c) .....................           1,164                 --               2,271                 --
  Depletion, depreciation and amortization...          20,112             19,304              39,972             37,404
                                                  -----------        -----------         -----------       ------------
                                                       47,663             44,599   +7%        95,584             88,773   +8%
                                                  -----------        -----------         -----------       ------------

Pretax income ...............................           7,055              5,553  +27%        16,108              6,783 +137%

Income taxes (benefit)
  Current ...................................              (6)                45                  (2)                45
  Deferred ..................................           2,470             (1,802)              6,556             (4,913)
                                                  -----------        -----------         -----------       ------------
                                                        2,464             (1,757)              6,554             (4,868)
                                                  -----------        -----------         -----------       ------------

Income before accounting change .............           4,591              7,310  -37%         9,554             11,651  -18%

Cumulative effect of accounting change, net
  of tax ....................................              --                 --               4,491                 --
                                                  -----------        -----------         -----------       ------------

Net income ..................................     $     4,591        $     7,310  -37%   $    14,045       $     11,651  +21%
                                                  ===========        ===========         ===========       ============

Earnings per common share
   Before accounting change - basic .........     $      0.08        $      0.14  -43%   $      0.18       $       0.22  -14%
                                                  ===========        ===========         ===========       ============
                            - diluted .......     $      0.08        $      0.13  -38%   $      0.17       $       0.22  -23%
                                                  ===========        ===========         ===========       ============

   After accounting change  - basic .........     $      0.08        $      0.14  -43%   $      0.26       $       0.22  +18%
                                                  ===========        ===========         ===========       ============
                            - diluted .......     $      0.08        $      0.13  -38%   $      0.25       $       0.22  +14%
                                                  ===========        ===========         ===========       ============

Weighted average shares outstanding, as
reported
     Basic ..................................          54,162             53,368   +1%        54,016             52,657   +3%
                                                  ===========        ===========         ===========       ============
     Diluted ................................          56,168             54,939   +2%        55,844             54,108   +3%
                                                  ===========        ===========         ===========       ============


    (a) Included in Other revenues in 10-Q.

    (b) Included in General and administrative expenses in 10-Q. It is based upon increases in Company's stock price between periods.

    (c) Applicable to the new accounting rule adopted on January 1, 2003 regarding asset retirement obligations.

                           RANGE RESOURCES CORPORATION


OPERATING HIGHLIGHTS


                                     Three Months Ended June 30,           Six Months Ended June 30,
                                    -----------------------------        -----------------------------
                                       2003               2002               2003              2002
                                    -----------       -----------        -----------       -----------
Average Daily Production
 Oil (bbl) ...................            5,807             5,008  +16%        5,622             4,949  +14%
 Natural gas liquids (bbl) ...            1,123             1,141   -2%        1,084             1,093   -1%
 Gas (mcf) ...................          116,698           113,834   +3%      115,902           113,664   +2%
 Equivalents (mcfe) (a) ......          158,276           150,728   +5%      156,134           149,920   +4%

Prices Realized
 Oil (bbl) ...................      $     23.14       $     22.27   +4%  $     23.38       $     22.46   +4%
 Natural gas liquids (bbl) ...      $     18.46       $     12.58  +47%  $     19.28       $     11.79  +64%
 Gas (mcf) ...................      $      3.88       $      3.59   +8%  $      3.91       $      3.42  +14%
 Equivalents (mcfe) (a) ......      $      3.84       $      3.55   +8%  $      3.88       $      3.42  +13%

Operating Costs per mcfe
 Field expenses ..............      $      0.58       $      0.53   +9%  $      0.63       $      0.54  +17%
 Workovers ...................             0.08              0.03 +166%         0.05              0.03  +67%
 Production/ad valorem taxes..             0.22              0.16  +38%         0.23              0.14  +64%
                                    -----------       -----------        -----------       -----------
     Total Operating Costs ...      $      0.88       $      0.72  +21%  $      0.91       $      0.71  +29%
                                    ===========       ===========        ===========       ===========


    (a) Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.




BALANCE SHEETS
(In thousands)


                                                      June 30,          December 31,
                                                        2003                2002
                                                    ------------        ------------
                                                    (Unaudited)
Assets
   Current assets............................       $     48,520        $     37,354
   Current deferred tax asset ...............             25,284                  --
   IPF receivables ..........................             10,767              18,351
   Oil and gas properties ...................            635,300             564,406
   Transportation and field assets ..........             18,194              18,072
   Unrealized hedging gain and other ........              5,372              20,301
                                                    ------------        ------------
                                                    $    743,437        $    658,484
                                                    ============        ============

Liabilities and Stockholders' Equity
   Current liabilities ......................       $     40,224        $     41,171
   Current asset retirement obligation ......             16,399                  --
   Current unrealized hedging loss ..........             54,304              26,035
   Senior debt ..............................            110,600             115,800
   Nonrecourse debt of subsidiary ...........             73,500              76,500
   Subordinated notes .......................             89,521              90,901
   Trust preferred ..........................             84,440              84,840
   Deferred taxes ...........................              1,991                  --
   Unrealized hedging loss ..................             29,186               9,079
   Deferred compensation liability ..........             11,262               8,049
   Long-term asset retirement obligation ....             38,825                  --

   Stockholders' equity .....................            252,847             233,573
   Stock in deferred compensation plan ......             (8,024)             (6,313)
   Other comprehensive loss .................            (51,638)            (21,151)
                                                    ------------        ------------
     Total stockholder's equity .............            193,185             206,109
                                                    ------------        ------------
                                                    $    743,437        $    658,484
                                                    ============        ============

                           RANGE RESOURCES CORPORATION



CASH FLOWS FROM OPERATIONS
(Unaudited, in thousands)


                                                                             Three Months Ended           Six Months Ended
                                                                                  June 30,                    June 30,
                                                                          ------------------------    ------------------------
                                                                             2003          2002          2003          2002
                                                                          ----------    ----------    ----------    ----------
Net income ............................................................   $    4,591    $    7,310    $   14,045    $   11,651
Adjustments to reconcile Net income to Net cash provided by operations:
  Cumulative effect of change in accounting principle .................           --            --        (4,491)           --
  Deferred income taxes (benefit) .....................................        2,470        (1,802)        6,556        (4,913)
  Depletion, depreciation and amortization ............................       21,276        19,304        42,243        37,404
  Exploration expense .................................................        2,686         2,172         5,140         7,443
  Write-down of marketable securities .................................           --           851            --         1,220
  Unrealized hedging losses ...........................................        1,921           762         1,188         2,090
  Adjustment to IPF valuation allowance ...............................          375         1,441           708         2,567
  Amortization of deferred issuance costs .............................          217           267           446           411
  (Gain) loss on retirement of securities .............................           10          (845)         (140)       (2,055)
  Debt conversion expense .............................................           --            --           465            --
  Deferred compensation adjustment ....................................        1,022         1,517         1,596         2,876
  Gain on sale of assets ..............................................          (69)          (27)         (157)          (26)
  Changes in working capital:
     Accounts receivable ..............................................        5,867        (2,377)      (12,857)       (3,511)
     Inventory and other ..............................................        1,173           625           783           556
     Accounts payable .................................................         (387)        4,492           535         1,446
     Accrued liabilities ..............................................       (1,791)         (960)        1,436        (3,702)
                                                                          ----------    ----------    ----------    ----------
     Net changes in working capital ...................................        4,862         1,780       (10,103)       (5,211)
                                                                          ----------    ----------    ----------    ----------
       Net cash provided by operations ................................   $   39,361    $   32,730    $   57,496    $   53,457
                                                                          ==========    ==========    ==========    ==========



RECONCILIATION OF CASH FLOWS
(In thousands, except per share data)


                                                                     Three Months Ended              Six Months Ended
                                                                          June 30,                       June 30,
                                                                 --------------------------      --------------------------
                                                                    2003            2002            2003            2002
                                                                 ----------      ----------      ----------      ----------
Net cash provided by operations ............................     $   39,361      $   32,730      $   57,496      $   53,457

   Net change in working capital ...........................         (4,862)         (1,780)         10,103           5,211

   Non-cash compensation adjustments .......................           (111)           (978)           (299)         (1,531)
                                                                 ----------      ----------      ----------      ----------
Cash flow from operations before changes in working capital,
non-GAAP measure                                                 $   34,388      $   29,972      $   67,300      $   57,137
                                                                 ==========      ==========      ==========      ==========



ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING


                                                 Three Months Ended              Six Months Ended
                                                      June 30,                       June 30,
                                             --------------------------      --------------------------
                                                2003            2002            2003            2002
                                             ----------      ----------      ----------      ----------
Weighted average shares outstanding ....         55,682          54,540          55,440          53,763
Stock held by deferred compensation plan         (1,520)         (1,172)         (1,424)         (1,106)
                                             ----------      ----------      ----------      ----------
  Adjusted basic .......................         54,162          53,368          54,016          52,657

Stock held by deferred compensation plan          1,520           1,172           1,424           1,106
Dilutive stock options .................            486             399             404             345
                                             ----------      ----------      ----------      ----------
  Adjusted dilutive ....................         56,168          54,939          55,844          54,108
                                             ==========      ==========      ==========      ==========

                           RANGE RESOURCES CORPORATION



RECONCILIATION OF NET INCOME BEFORE ACCOUNTING CHANGE
AS REPORTED TO NET INCOME BEFORE ACCOUNTING CHANGE
EXCLUDING CERTAIN NON-CASH ITEMS
(In thousands, except per share data)


                                                                   Three Months Ended              Six Months Ended
                                                                        June 30,                        June 30,
                                                               --------------------------      --------------------------
                                                                  2003            2002            2003            2002
                                                               ----------      ----------      ----------      ----------
Pretax income as reported ................................     $    7,055      $    5,553      $   16,108      $    6,783
Adjustment for certain non-cash items
   (Gain) loss on retirement of securities ...............             10            (845)           (140)         (2,030)
   Ineffective commodity hedging loss ....................          2,075             463           1,271           2,162
   Amortization of ineffective interest hedges (gain) loss           (154)            300             (83)            (72)
   Deferred compensation adjustment ......................            912             538           1,297           1,320
   Debt conversion expense ...............................             --              --            (465)             --
                                                               ----------      ----------      ----------      ----------
Pretax income as adjusted ................................          9,898           6,009          18,918           8,163

Income taxes (benefit) adjusted
   Current ...............................................             (6)             45              (2)             45
   Deferred ..............................................          3,465          (1,330)          7,540          (4,430)
                                                               ----------      ----------      ----------      ----------
Net income before accounting change excluding certain
   non-cash items, a non-GAAP measure ....................     $    6,439      $    7,294      $   11,380      $   12,548
                                                               ==========      ==========      ==========      ==========

Non-GAAP earnings per share before accounting change

Basic ....................................................     $     0.12      $     0.14      $     0.21      $     0.24
                                                               ==========      ==========      ==========      ==========
  Diluted ................................................     $     0.11      $     0.13      $     0.20      $     0.23
                                                               ==========      ==========      ==========      ==========




HEDGING POSITION
As of August 5, 2003


                                                 GAS                                OIL
                                    -------------------------------     -------------------------------
                                       Volume           Average            Volume           Average
                                       Hedged            Hedge             Hedged            Hedged
                                      (MMBtu/d)          Prices            (Bbl/d)           Prices
                                    -------------     -------------     -------------     -------------
3rd Qtr 2003              Swaps            94,652     $        3.90             4,440     $       25.66
4th Qtr 2003              Swaps            95,929     $        4.06             4,114     $       25.03

Calendar 2004             Swaps            89,440     $        4.05             2,276     $       24.86
Calendar 2004           Collars                                  --             1,628     $24.00-$27.71

Calendar 2005             Swaps            48,945     $        4.19               750     $       24.73
Calendar 2005           Collars             1,644     $  4.00-$6.75                --                --

Calendar 2006             Swaps             1,644     $        4.80                --                --